NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. REPORTS 2012 FIRST QUARTER
EARNINGS OF $6.2 MILLION; ASSET GROWTH TO RECORD SIZE

WARSAW, N.Y., April 25, 2012 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported net income for the quarter ended March 31, 2012 of $6.2 million, an increase of 6% compared to net income of $5.8 million for the same period last year. After preferred dividends, first quarter earnings per diluted share was $0.42 compared with $0.33 per share for the first quarter of 2011.

Highlights for the first quarter of 2012 were as follows:

•	Net interest margin remained strong at 4.05%

•	Net interest income increased $1.1 million or 6% compared to the first quarter of 2011

•	Realized a pre-tax gain of $331 thousand from the sale of an investment security

•	Total loans grew $36.3 million or 2% during the first quarter

•	Net loan charge-offs were $882 thousand or an annualized 0.24% of average loans for the first quarter

•	Allowance for loan losses was 1.56% of total loans at March 31, 2012 while the provision for loan losses totaled $1.4 million for the first quarter of 2012

•	Capital remains well above regulatory minimums, with a leverage ratio of 8.80% and a total risk-based capital ratio of 13.47%

•	Common and tangible book value per share were $16.11 and $13.40, respectively, at March 31, 2012

“While many expect 2012 to remain a challenging year for most businesses, we followed up a great close to 2011 with an even better start to 2012” commented Peter G. Humphrey, President and Chief Executive Officer. “While one quarter does not make a year, we’re encouraged by not only our asset growth, but by the level of earnings considering the prolonged low interest rate environment.”

Mr. Humphrey continued, “We look forward to the remainder of 2012 and building on our first quarter success. We remain energized by the previously announced branch acquisition and the fact that it will help fund our strong earning asset growth. The Five Star team has been actively working towards a smooth integration of the acquired branches both culturally and operationally.”

Net Interest Income and Net Interest Margin

Net interest income totaled $20.9 million for the three months ended March 31, 2012, an increase of $1.1 million or 6% over the first quarter of 2011, primarily from lower funding costs. Average earning assets increased $93.9 million or 5% in the first quarter of 2012 compared with the first quarter last year, due to growth in the loan portfolio. Average total loans were up $150.8 million or 11% during the first quarter of 2012 compared to the first quarter of 2011, led by an 18% increase in the average consumer indirect portfolio.

The net interest margin on a tax-equivalent basis was 4.05% in both the first quarter of 2012 and 2011. The Company’s yield on earning-assets decreased 27 basis points in the first quarter of 2012 compared with the same quarter last year, a result of cash flows being reinvested in the current low interest rate environment. The cost of interest-bearing liabilities decreased 35 basis points compared with the first quarter of 2011, primarily a result of the redemption of the Company’s 10.20% junior subordinated debentures during the third quarter of 2011 as well as the continued re-pricing of the Company’s certificates of deposit.

Noninterest Income

Total noninterest income for the first quarter of 2012 was $5.5 million, an increase of 6% from $5.1 million for the first quarter of 2011. Noninterest income for the first quarter of 2012 compared to the same quarter last year includes increases in broker-dealer fees and commissions, company owned life insurance, net gains on sale of loans held for sale and net gain on investment securities. These increases were partially offset by declines in service charges on deposit accounts and loan servicing income. Broker-dealer fees and commissions were up $201 thousand or 52% mainly due to increased sales volume. An additional $18.0 million investment in company owned life insurance during the third quarter of 2011 was largely responsible for the $160 thousand increase in income. Gains from the sale of loans held for sale were $109 thousand higher than in the first quarter of 2011 due to increased origination volume. The Company recognized a $331 thousand pre-tax gain from the sale of a pooled trust-preferred security that had been written down in prior periods and included in non-performing assets. Service charges on deposit accounts were down $270 thousand in the first quarter primarily due to lower overdraft fee income. Loan servicing income decreased by $255 thousand as a result of more rapid amortization of servicing rights due to loans paying off, lower fees collected due to a decrease in the sold and serviced portfolio and write-downs on capitalized mortgage servicing assets.

Noninterest Expense

Total noninterest expense for the first quarter of 2012 was $15.7 million, an increase of $307 thousand from $15.4 million for the first quarter of 2011. When comparing the first quarter of 2012 to the same quarter last year, noninterest expense for 2012 includes increases in salaries and employee benefits and other noninterest expense of $530 thousand and $192 thousand, respectively, partially offset by a $310 thousand decrease in FDIC assessments. Higher salaries and employee benefits expense reflects increases in pension expense and in estimated incentive compensation, which was previously limited under the TARP Capital Purchase Program. Changes made by the FDIC pertaining to the method of calculating assessment rates resulted in the lower FDIC assessments. Other noninterest expense for the first quarter included $125 thousand of severance expense associated with workforce realignment in a continued effort to reduce future costs.

Balance Sheet

Total loans were $1.521 billion at March 31, 2012, up $36.3 million or 2% from December 31, 2011. Total investment securities were $723.7 million at March 31, 2012, up $72.9 million or 11% from December 31, 2011.

Deposits were $2.067 billion at March 31, 2012, an increase of $135.0 million or 7% from December 31, 2011. Public deposit balances increased $143.1 million during the first quarter of 2012 due largely to the seasonality of municipal cash flows. The Company’s deposit mix remains favorably weighted in lower cost demand, savings and money market accounts, which comprised 66.3% of total deposits at the end of the first quarter.

Shareholders’ equity was $240.0 million at March 31, 2012, compared with $237.2 million at December 31, 2011. Net income for the quarter increased shareholders’ equity by $6.2 million, which was partially offset by common and preferred stock dividends of $2.1 million. Accumulated other comprehensive income included in shareholders’ equity decreased $1.1 million during the first quarter due primarily to lower net unrealized gains on securities available for sale.

The Company’s leverage ratio and total risk-based capital ratio increased to 8.80% and 13.47%, respectively, at March 31, 2012, compared to 8.63% and 13.45%, respectively, at December 31, 2011, all of which exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Credit Quality

Non-performing loans at March 31, 2012 were $8.2 million or 0.54% of total loans as compared to $7.1 million or 0.48% of total loans at December 31, 2011. The average of our peer group was 2.95% of total loans at December 31, 2011, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of December 31, 2011 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion). Net charge-offs of $882 thousand in the first quarter of 2012 represented 0.24% of average loans on an annualized basis compared to $1.2 million or 0.35% in the first quarter of 2011. The provision for loan losses totaled $1.4 million in the first quarter, exceeding charge-offs by $503 thousand, as we continue to maintain the allowance for loan losses consistent with the growth in our loan portfolio and trends in asset quality. The allowance equaled 289% of non-performing loans and 1.56% of total loans.

About Financial Institutions, Inc.

With over $2.4 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2012	2011
	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents	$77,025	57,583	67,601	46,084	94,535
Investment securities:
Available for sale	699,497	627,518	679,487	706,958	692,812
Held-to-maturity	24,196	23,297	23,127	24,091	25,284

Total investment securities	723,693	650,815	702,614	731,049	718,096
Loans held for sale	2,053	2,410	2,403	14,511	1,666
Loans:
Commercial business	233,764	233,836	223,796	217,430	209,379
Commercial mortgage	406,521	393,244	381,541	357,463	361,713
Residential mortgage	112,148	113,911	116,432	120,789	123,594
Home equity	237,019	231,766	222,640	215,637	209,961
Consumer indirect	508,085	487,713	465,910	431,611	422,821
Other consumer	23,491	24,306	24,808	25,122	25,051

Total loans	1,521,028	1,484,776	1,435,127	1,368,052	1,352,519
Allowance for loan losses	23,763	23,260	22,977	20,632	20,119

Total loans, net	1,497,265	1,461,516	1,412,150	1,347,420	1,332,400
Total interest-earning assets (1) (2)	2,226,472	2,115,622	2,115,822	2,094,684	2,068,014
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,460,820	2,336,353	2,358,811	2,282,944	2,295,116
Deposits:
Noninterest-bearing demand	404,186	393,421	395,267	358,574	354,312
Interest-bearing demand	435,701	362,555	404,925	376,306	424,897
Savings and money market	530,754	474,947	476,122	438,173	464,076
Certificates of deposit	695,928	700,676	707,357	699,186	726,296

Total deposits	2,066,569	1,931,599	1,983,671	1,872,239	1,969,581
Borrowings	117,347	150,698	103,075	159,097	68,762
Total interest-bearing liabilities	1,779,730	1,688,876	1,691,479	1,672,762	1,684,031
Shareholders’ equity	239,962	237,194	240,855	233,733	222,823
Common shareholders’ equity (3)	222,489	219,721	223,376	216,254	205,248
Tangible common shareholders’ equity (4)	185,120	182,352	186,007	178,885	167,879
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$12,316	13,570	14,743	11,486	2,633
Common shares outstanding	13,812	13,803	13,806	13,806	13,793
Treasury shares	350	359	356	356	369
CAPITAL RATIOS
Leverage ratio	8.80%	8.63	8.67	9.30	9.11
Tier 1 risk-based capital	12.22%	12.20	12.23	13.71	13.48
Total risk-based capital	13.47%	13.45	13.49	14.96	14.73
Common equity to assets	9.04%	9.40	9.47	9.47	8.94
Tangible common equity to tangible assets (4)	7.64%	7.93	8.01	7.97	7.44
Common book value per share	$16.11	15.92	16.18	15.66	14.88
Tangible common book value per share (4)	$13.40	13.21	13.47	12.96	12.17

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2012	2011
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$23,450	95,118	23,875	23,774	23,830	23,639
Interest expense	2,509	13,255	2,721	3,156	3,577	3,801

Net interest income	20,941	81,863	21,154	20,618	20,253	19,838
Provision for loan losses	1,385	7,780	2,162	3,480	1,328	810

Net interest income after provision
for loan losses	19,556	74,083	18,992	17,138	18,925	19,028

Noninterest income:
Service charges on deposits	1,835	8,679	2,074	2,257	2,243	2,105
ATM and debit card	1,077	4,359	1,103	1,117	1,123	1,016
Broker-dealer fees and commissions	587	1,829	500	541	402	386
Company owned life insurance	426	1,424	457	422	279	266
Net gain on sale of loans held for sale	333	880	221	318	117	224
Net gain on investment securities	331	3,003	656	2,340	4	3
Loan servicing	94	835	173	64	249	349
Impairment charge on investment securities	(91)	(18)	(18)	—	—	—
Net gain (loss) on disposal of other assets	6	67	23	7	(8)	45
Other	853	2,867	578	970	565	754

Total noninterest income	5,451	23,925	5,767	8,036	4,974	5,148

Noninterest expense:
Salaries and employee benefits	8,931	35,439	9,080	9,104	8,854	8,401
Occupancy and equipment	2,770	10,868	2,659	2,722	2,644	2,843
Professional services	711	2,617	794	570	571	682
Computer and data processing	600	2,437	583	603	648	603
Supplies and postage	458	1,778	441	461	424	452
FDIC assessments	297	1,513	301	437	168	607
Advertising and promotions	101	1,259	364	477	253	165
Loss on extinguishment of debt	—	1,083	—	1,083	—	—
Other	1,789	6,800	2,057	1,555	1,591	1,597

Total noninterest expense	15,657	63,794	16,279	17,012	15,153	15,350

Income before income taxes	9,350	34,214	8,480	8,162	8,746	8,826
Income tax expense	3,154	11,415	2,718	2,664	3,027	3,006

Net income	$6,196	22,799	5,762	5,498	5,719	5,820

Preferred stock dividends	369	3,182	369	368	370	2,075
Net income applicable to
common shareholders	$5,827	19,617	5,393	5,130	5,349	3,745

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$0.43	1.50	0.39	0.38	0.39	0.33
Net income per share – diluted	$0.42	1.49	0.39	0.37	0.39	0.33
Cash dividends declared on common stock	$0.13	0.47	0.13	0.12	0.12	0.10
Common dividend payout ratio (5)	30.23%	31.33	33.33	31.58	30.77	30.30
Dividend yield (annualized)	3.23%	2.91	3.20	3.34	2.93	2.31
Stock price (Nasdaq: FISI):
High	$17.99	20.36	17.26	17.98	17.93	20.36
Low	$15.22	12.18	12.18	13.63	15.20	16.40
Close	$16.17	16.14	16.14	14.26	16.42	17.52

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2012	2011
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-earning deposits	$94	140	94	93	116	258
Investment securities (1)	624,883	685,769	654,260	692,944	714,490	681,604
Loans (2):
Commercial business	231,865	215,598	225,274	216,980	212,260	207,669
Commercial mortgage	402,007	370,843	392,493	368,071	361,265	361,228
Residential mortgage	114,166	121,742	116,320	118,952	123,294	128,567
Home equity	233,550	216,428	226,597	217,808	212,439	208,656
Consumer indirect	494,861	444,527	477,017	450,813	431,728	417,833
Other consumer	23,554	24,686	24,168	24,644	24,717	25,226

Total loans	1,500,003	1,393,824	1,461,869	1,397,268	1,365,702	1,349,179
Total interest-earning assets	2,124,980	2,079,733	2,116,223	2,090,305	2,080,308	2,031,041
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,342,730	2,277,149	2,322,303	2,294,856	2,268,359	2,221,778
Interest-bearing liabilities:
Interest-bearing demand	392,353	383,122	378,584	366,567	391,899	395,807
Savings and money market	507,543	451,030	464,904	436,336	468,130	434,579
Certificates of deposit	703,372	712,411	703,571	706,435	707,608	732,414
Borrowings	97,093	115,027	127,914	155,534	97,794	77,870

Total interest-bearing liabilities	1,700,361	1,661,590	1,674,973	1,664,872	1,665,431	1,640,670
Noninterest-bearing demand deposits	387,153	368,268	388,670	375,518	358,349	350,032
Total deposits	1,990,421	1,914,831	1,935,729	1,884,856	1,925,986	1,912,832
Total liabilities	2,102,217	2,044,899	2,080,177	2,054,477	2,039,750	2,004,250
Shareholders’ equity	240,513	232,250	242,126	240,379	228,609	217,528
Common equity (3)	223,040	207,189	224,649	222,900	211,051	169,376
Tangible common equity (4)	$185,671	169,820	187,280	185,531	173,682	132,007
Common shares outstanding:
Basic	13,675	13,067	13,636	13,635	13,631	11,336
Diluted	13,733	13,157	13,722	13,704	13,707	11,467
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.29%	0.20	0.18	0.18	0.22	0.21
Investment securities	2.83%	2.93	2.79	2.95	2.96	3.00
Loans	5.24%	5.53	5.38	5.45	5.60	5.71
Total interest-earning assets	4.53%	4.67	4.58	4.62	4.69	4.80
Interest-bearing demand	0.15%	0.16	0.15	0.16	0.16	0.17
Savings and money market	0.22%	0.23	0.23	0.23	0.24	0.24
Certificates of deposit	1.13%	1.37	1.22	1.31	1.42	1.54
Borrowings	0.46%	1.58	0.45	1.10	2.63	3.12
Total interest-bearing liabilities	0.59%	0.80	0.64	0.75	0.86	0.94
Net interest rate spread	3.94%	3.87	3.94	3.87	3.83	3.86
Net interest rate margin	4.05%	4.04	4.07	4.02	4.00	4.05
Net income (annualized returns on):
Average assets	1.06%	1.00	0.98	0.95	1.01	1.06
Average equity	10.36%	9.82	9.44	9.07	10.03	10.85
Average common equity (6)	10.51%	9.47	9.53	9.13	10.17	8.97
Average tangible common equity (7)	12.62%	11.55	11.43	10.97	12.35	11.51
Efficiency ratio (8)	58.59%	60.55	60.49	62.97	58.68	59.97

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2012	2011
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$8,217	7,071	7,071	7,793	6,975	7,315
Accruing loans past due 90 days or more	5	5	5	4	4	3

Total non-performing loans	8,222	7,076	7,076	7,797	6,979	7,318
Foreclosed assets	258	475	475	582	599	568
Non-performing investment securities	1,505	1,636	1,636	5,341	6,963	567
Total non-performing assets	$9,985	9,187	9,187	13,720	14,541	8,453

Allowance for loan losses	23,763	23,260	23,260	22,977	20,632	20,119
Provision for loan losses	1,385	7,780	2,162	3,480	1,328	810
Net loan charge-offs	882	4,986	1,879	1,135	815	1,157
Net charge-offs to average loans (annualized)	0.24%	0.36	0.51	0.32	0.24	0.35
Total non-performing loans to total loans	0.54%	0.48	0.48	0.54	0.51	0.54
Total non-performing assets to total assets	0.41%	0.39	0.39	0.58	0.64	0.37
Allowance for loan losses to total loans	1.56%	1.57	1.57	1.60	1.51	1.49
Allowance for loan losses to
non-performing loans	289%	329	329	295	296	275

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.